UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: July 6, 2009

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On July 6, 2009, our variable interest entity Xi’an Xilan Natural Gas Co., Ltd. (“Xilan”) entered into a strategic cooperation framework agreement (the “Agreement”) with China National Petroleum Corporation Kunlun Natural Gas Co., Ltd. (“CNPC Kunlun”), a wholly owned subsidiary of China National Petroleum Corporation (“CNPC”) and the largest supplier of compressed natural gas (“CNG”) in China.  Pursuant to the Agreement, Xilan and CNPC Kunlun will establish a joint venture (the “Joint Venture”) with CNPC Kunlun holding a 51% equity interest in the Joint Venture and Xilan holding a 49% equity interest in the Joint Venture.  The purpose of the Joint Venture is to build and operate CNG fueling stations and compressor stations in cities where CNPC has an existing CNG pipeline network.  The Joint Venture will build these stations in twenty cities throughout China along CNPC’s existing CNG pipeline network during the initial two years commencing from the date of the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 and the above summary of the Agreement is qualified in its entirety by reference to such agreement, which is incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Strategic Cooperation Framework Agreement dated as of July 6, 2009 by and between Xi’an Xilan Natural Gas Co., Ltd. and China National Petroleum Corporation Kunlun Natural Gas Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: July 8, 2009	By:	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer